Exhibit 23.1

Tel: +61 2 9251 4100	Level 11, 1 Margaret St
Fax: +61 2 9240 9821	Sydney NSW 2000
www.bdo.com.au	Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CardieX Limited

Sydney, NSW

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 19, 2023, relating to the consolidated financial statements of CardieX Limited, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Audit Pty Ltd

BDO Audit Pty Ltd

Sydney, Australia

September 14, 2023

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.